UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2019

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona, 85027
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2019 the Board of Directors (the “Board”) of Global Water Resources, Inc. (the “Company”) elected David Rousseau as a member of the Board, effective February 18, 2019. Mr. Rousseau has not been appointed to any Board committees at this time.

There is no arrangement or understanding between Mr. Rousseau and any other person pursuant to which he was selected as a director, and Mr. Rousseau does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Mr. Rousseau will receive the same compensation as the Company’s other non-employee directors as described under “Corporate Governance-Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2018.

On February 19, 2019, the Company issued a press release announcing the election of Mr. Rousseau. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Global Water Resources, Inc., dated February 19, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: February 19, 2019	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer